                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   Form 8-K/A





                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 23, 2000
                                                          --------------

                                VerticalNet, Inc.
--------------------------------------------------------------------------------
                 (Exact name of registrant specified in Charter)


     Pennsylvania                   000-25269                23-2815834
--------------------------------------------------------------------------------
    (State or other                (Commission             (IRS Employee
    jurisdiction of                File Number)          Identification No.)
    incorporation)


                    700 Dresher Road
                       Horsham, PA                               19044
--------------------------------------------------------------------------------
        (Address of principal executive offices)                Zip Code



           Registrant's telephone, including area code: 215-328-6100


         (Former name and former address, if changed since last report)

This Form 8-K/A amends the current Report on Form 8-K filed by the Registrant on April 6, 2000.


ITEM 2.  ACQUISITION OF ASSETS

         (a) On March 23, 2000 (the "Closing Date"), VerticalNet, Inc. (the "Registrant") a Pennsylvania corporation, and Tradeum, Inc. ("Tradeum"), a Delaware corporation, consummated a merger (the "Merger") whereby VERT Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Registrant, was merged with and into Tradeum pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 8, 2000, as amended. Tradeum has survived the Merger as a wholly-owned subsidiary of the Registrant. The terms of the Merger Agreement were negotiated on an arms-length basis.

Pursuant to the Merger Agreement, the Registrant issued 2,573,837 shares (after giving effect to the Registrant's 2-for-1 stock split effected on March 31,
2000) of its common stock (the "Registrant Common Stock"). In addition, the Registrant issued employee stock options to purchase 1,426,148 shares of Registrant Common Stock (after giving effect to the Registrant's 2-for-1 stock split effected on March 31, 2000) in order to convert each employee stock option to purchase Tradeum common stock outstanding at the time of the Merger pursuant to the terms of the Merger Agreement.

         (b) Tradeum, a development-stage company, with offices in San Francisco, California and Israel, is engaged principally in the development of technology designed to enable the building and hosting of business to business exchanges, auctions, and sourcing activities.




ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


             (a) Financial Statements of Tradeum Inc.:
                    Report of Independent Auditor
                    Consolidated Balance Sheets
                    Consolidated Statements of Operations
                    Statements of Changes in Shareholders' Equity
                    Consolidated Statements of Cash Flows
                    Notes to Consolidated Financial Statements


             (b) Pro Forma Financial Information:
                    Pro Forma Condensed Consolidated Financial
                       Statements (unaudited):
                    Basis of Presentation
                    Pro Forma Condensed Consolidated Balance Sheet
                    Pro Forma Consolidated Statement of Operations Notes to Pro Forma Condensed Consolidated Financial Statements


             Exhibits

                    2.1* Agreement and Plan of Merger, dated as of March 8, 2000, by and among VerticalNet, Inc., VERT Acquisition Corp., Tradeum, Inc. and Zvi Schreiber

                    23.1 Consent of Kost Forer & Gabbay, a member of Ernst & Young International

                    *Filed as part of the Registrant's Current Report on Form 8-K dated March 23, 2000, filed April 6, 2000, and incorporated herein by reference.

                          Kost Forer & Gabbay               Phone: 972-3-6232525
                          2 Kremenetski St.                 Fax: 972-3-5622555
                          Tel-Aviv 67899, Israel





                          REPORT OF INDEPENDENT AUDITOR

                  To the board of directors and shareholders of

                                  TRADEUM INC.



           We have audited the accompanying consolidated balance sheets of Tradeum Inc. and subsidiaries (a development stage company) as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the year ended December 31, 1999, the period ended December 31, 1998 and for the period from October 1, 1998 (inception) till December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

           We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tradeum Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and cash flows for the year ended December 31, 1999, the period ended December 31, 1998 and for the period from October 1, 1998 (inception) till December 31, 1999, in conformity with generally accepted accounting principles in the United States.






Tel-Aviv, Israel                                   KOST FORER & GABBAY
March 10, 2000                           A Member of Ernst & Young International

                                                                    TRADEUM INC.
                                            (A company in the development stage)

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                     December 31,
                                                           -------------------------------
                                                                1999             1998
                                                           ---------------   -------------
      ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                  $ 1,100,200       $ 104,280
  Accounts receivable and prepaid expenses (Note 4)               54,441          10,982
                                                           ---------------   -------------

Total current assets                                           1,154,641         115,262
                                                           ---------------   -------------

LONG-TERM INVESTMENTS:
  Restricted cash (Note 3)                                       358,508               -
  Severance pay fund                                              28,579             809
  Long-term deposit                                               17,185           5,750
                                                           ---------------   -------------

Total long-term investments                                      404,272           6,559
                                                           ---------------   -------------


FIXED ASSETS, NET (Note 5)                                       135,957          14,363
                                                           ---------------   -------------

Total assets                                                 $ 1,694,870       $ 136,184
                                                           ===============   =============



        The accompanying notes are an integral part of the consolidated financial statements.

                                                                    TRADEUM INC.
                                            (A company in the development stage)

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                          December 31,
                                                            ---------------------------------
                                                                  1999             1998
                                                            ----------------   --------------
    LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Trade payables                                                $  193,986         $  9,753
  Other accounts payable and accrued expenses (Note 6)             218,056           18,097
                                                            ----------------   --------------

Total current liabilities                                          412,042           27,850
                                                            ----------------   --------------

ACCRUED SEVERANCE PAY                                               43,974            1,717
                                                            ----------------   --------------

LONG-TERM LOAN                                                           -           12,500
                                                            ----------------   --------------

COMMITMENTS AND CONTINGENCIES (Note 7)

SHAREHOLDERS' EQUITY:
  Share capital (Note 8)
    Ordinary shares of $ 0.001 par value:
      Authorized 40,000,000 shares;
      Issued and outstanding: 4,065,964 and
       2,995,120 shares as of December 31, 1999
       and 1998, respectively                                        4,066              295
    Preferred A shares of $ 0.001 par value:
      Authorized 20,000,000 shares;
      Issued and outstanding: 4,002,389 and 0 shares
       as of December 31, 1999 and 1998, respectively
       aggregate liquidation preference of $ 3,350,000
       as of December 31, 1999                                       4,002                -
  Additional paid-in capital                                     7,565,255          155,058
  Deferred stock compensation                                   (2,271,734)               -
  Accumulated deficit during the development stage              (4,062,735)         (61,236)
                                                            ----------------   --------------

Total shareholders' equity                                       1,238,854           94,117
                                                            ----------------   --------------

Total liabilities and shareholders' equity                    $  1,694,870       $  136,184
                                                            ================   ==============



        The accompanying notes are an integral part of the consolidated financial statements.

                                                                    TRADEUM INC.
                                            (A company in the development stage)

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                         Period from
                                                                       October 1, 1998
                                                                         (inception)
                                      Year ended       Period ended        through
                                     December 31,      December 31,     December 31,
                                         1999              1998             1999
                                   -----------------  --------------  -----------------
Revenues from software sales        $      50,000       $        -      $     50,000
                                   -----------------  --------------  -----------------

Operating expenses:
  Research and development, net         1,358,549          35,476          1,394,025
  Selling and marketing                 1,677,664           7,958          1,685,622
  General and administrative              898,653          18,608            917,261
                                   -----------------  --------------  -----------------

Total operating expenses                3,934,866          62,042          3,996,908
                                   -----------------  --------------  -----------------

Operating loss                         (3,884,866)        (62,042)        (3,946,908)
Financial income (expenses), net          (93,520)          1,108            (92,412)
Capital loss                               (1,162)           (302)            (1,464)
                                   -----------------  --------------  -----------------

Loss before taxes on income            (3,979,548)        (61,236)        (4,040,784)
Taxes on income                            21,951               -             21,951
                                   -----------------  --------------  -----------------

Net loss                            $  (4,001,499)      $ (61,236)      $ (4,062,735)
                                   =================  ==============  =================



        The accompanying notes are an integral part of the consolidated financial statements.

                                                                    TRADEUM INC.
                                            (A company in the development stage)

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------


                                                                     Additional
                                             Ordinary    Preferred    paid-in
                                              shares       shares     capital
                                            ----------- ----------- -----------
Balance as of October 1, 1998 (inception)     $     -     $     -   $         -

  Issuance of shares, net                         295           -       155,058
  Net loss                                          -           -             -
                                            ----------- ----------- -----------

Balance as of December 31, 1998                   295           -       155,058

   Issuance of stock dividend                   2,710           -        (2,710)
  Issuance of shares, net                       1,061       4,002     3,275,463
  Deferred stock compensation                       -           -     4,137,444
  Amortization of deferred stock                    -           -             -
compensation
  Net loss                                          -           -             -
                                            ----------- ----------- -----------

Balance as of December 31, 1999               $ 4,066     $ 4,002   $ 7,565,255
                                            =========== =========== ===========


                                                Deferred                           Total
                                                 stock         Accumulated     shareholders'
                                              compensation       deficit           equity
                                            ---------------- ---------------- ----------------
Balance as of October 1, 1998 (inception)     $          -     $          -     $          -

  Issuance of shares, net                                -                -          155,353
  Net loss                                               -          (61,236)         (61,236)
                                            ---------------- ---------------- ----------------

Balance as of December 31, 1998                          -          (61,236)          94,117

   Issuance of stock dividend                            -                -                -
  Issuance of shares, net                                -                -        3,280,526
  Deferred stock compensation                   (4,137,444)               -                -
  Amortization of deferred stock                 1,865,710                -        1,865,710
compensation
  Net loss                                               -       (4,001,499)      (4,001,499)
                                            ---------------- ---------------- ----------------

Balance as of December 31, 1999               $ (2,271,734)    $ (4,062,735)    $  1,238,854
                                            ================ ================ ================


        The accompanying notes are an integral part of the consolidated financial statements.

                                                                    TRADEUM INC.
                                            (A company in the development stage)

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                   Period from
                                                                                 October 1, 1998
                                                                                   (inception)
                                                   Year ended     Period ended        through
                                                  December 31,    December 31,     December 31,
                                                      1999            1998             1999
                                                ---------------- -------------- -----------------
Cash flows from operating activities:
Net loss                                          $(4,001,499)      $ (61,236)      $(4,062,735)
Depreciation                                            8,541             579             9,120
Amortization of deferred stock compensation         1,865,710               -         1,865,710
Increase in accounts receivable and prepaid
  expenses                                            (43,459)        (10,982)          (54,441)
Increase in trade payables                            184,233           9,753           193,986
Increase in other accounts payable and
  accrued expenses                                    199,959          18,097           218,056
Increase in accrued severance pay, net                 14,487             908            15,395
Other                                                   1,162             302             1,464
                                                ---------------- -------------- -----------------

Net cash used in operating activities              (1,770,866)        (42,579)       (1,813,445)
                                                ---------------- -------------- -----------------

Cash flows from investing activities:
Restricted cash                                      (358,508)              -          (358,508)
Investment in long-term deposit                       (17,185)         (5,750)          (22,935)
Proceeds from long-term deposit                         5,750               -             5,750
Purchase of fixed assets                             (140,760)        (16,044)         (156,804)
Proceeds from sale of fixed assets                      9,463             800            10,263
                                                ---------------- -------------- -----------------

Net cash used in investing activities                (501,240)        (20,994)         (522,234)
                                                ---------------- -------------- -----------------

Cash flows from financing activities:
Proceeds from long-term loans                               -          12,500            12,500
Proceeds from issuance of shares, net               3,280,526         155,353         3,435,879
Principal payment of long-term loan                   (12,500)              -           (12,500)
                                                ---------------- -------------- -----------------

Net cash provided by financing activities           3,268,026         167,853         3,435,879
                                                ---------------- -------------- -----------------

Increase in cash and cash equivalents                 995,920         104,280         1,100,200
Cash and cash equivalents at the beginning
  of the period                                       104,280               -                 -
                                                ---------------- -------------- -----------------

Cash and cash equivalents at the end of
  the period                                      $ 1,100,200      $  104,280       $ 1,100,200
                                                ================ ============== =================


        The accompanying notes are an integral part of the consolidated financial statements.

                  Notes to Consolidated Financial Statements

NOTE 1:-  GENERAL

          a. Tradeum Inc. ("the Company") commenced operations in October 1998 and is engaged in research, development and marketing of innovative infrastructure for business to business commerce on the Internet. During November 1999,Tradeum Technologies Ltd. a Company under common control decided to change its structure, during which a new U.S. parent company was established, Tradeum Inc. Tradeum Inc. established a new subsidiary in Israel, Tradeum E-commerce Ltd. During the aforementioned change in structure, there were no changes in the holdings of the shareholders. The 1998 financial statements present the financial position, results of operations, changes in shareholders' equity and cash flows of Tradeum Technologies Ltd.

                    In the context of this change in structure, Tradeum Inc. acquired intellectual property from Tradeum Technologies Ltd. in consideration of $ 1 million. In addition, Tradeum E-commerce Ltd. purchased the fixed assets of Tradeum Technologies Ltd., in consideration of its depreciated cost ($ 105,650). The total consideration of $ 1,105,650 is payable on February 25, 2000. These intercompany transactions have been eliminated in consolidation.

                    The expenses involved in the change in structure in the amount of approximately $ 217 thousand were included in the statement of operations, $184 thousand in general and administrative and $ 33 thousand in research and development. These financial statements include the data of the three companies.

                    These transactions, which resulted in a combination of entities under common control, have been accounted for in a manner similar to a pooling of interests. Accordingly, the financial statements of the Company for all periods prior to November 25, 1999 have been prepared using the combined historical carrying cost of the assets and liabilities of Tradeum Technologies Ltd., transferred to the Company and the combined historical results of their operations.

          b. The Company is devoting substantially all of its efforts towards conducting research, development and marketing of innovative infrastructure for business to business commerce on the Internet, raising capital and recruiting personnel and building infrastructure. In the course of such activities, the Company has sustained operating losses and expects such losses to continue in the foreseeable future. The Company has not generated any significant revenues or product sales and has not achieved profitable operations or positive cash flow from operations. The Company's deficit accumulated during the development stage aggregated to $ 4,062,735 through December 31, 1999. There is no assurance that profitable operations, if ever achieved, could be sustained on a continuing basis.

                    The Company plans to continue to finance its operations with a combination of stock issuances and private placements and, in the longer term, by generating revenues from product sales. There is no assurance, however, that the Company will be successful in obtaining an adequate level of financing needed for the long-term development and commercialization of its planned products.

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES

          The consolidated financial statements are prepared in accordance with generally accepted accounting principles ("GAAP") in the United
          States:

          a.        Use of estimates:

                    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

          b.        Financial statements in U.S. dollars:

                    A substantial portion of the Company's subsidiary and the Company under common control costs in Israel are incurred in U.S. dollars. Accordingly, the Company has determined the U.S. dollar as the currency of its primary economic environment and thus its functional and reporting currency.

                    The Company's transactions and balances denominated in U.S. dollars are presented at their original amounts. Non-dollar transactions and balances have been remeasured to U.S. dollars in accordance with Statement No. 52 of the Financial Accounting Standards Board ("FASB"). All transaction gains and losses from remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statements of operations as financial income or expenses, as appropriate.

          c.        Principles of consolidation:

                    The consolidated financial statements include the accounts of the Company and its subsidiary Tradeum E-Commerce Ltd. and the Company under Common Control, Tradeum Technologies Ltd., companies incorporated under the laws of the State of Israel. Intercompany transactions and balances, including profits from intercompany sales not yet realized outside the group, have been eliminated in consolidation.

          d.        Cash and cash equivalents:

                    The Company considers all highly liquid investments, originally purchased with maturities of three months or less, to be cash equivalents.

          e.        Fixed assets:

                    Fixed assets are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets at the following annual rates:

                                                                          %
                                                            ----------------------------
                    Computers and peripheral equipment                   33
                    Office furniture                                   7 - 15
                    Motor vehicles                                       15
                    Leasehold improvements                   Over the term of the lease

          f.        Accounting for stock-based compensation:

                    The Company has elected to continue accounting for stock-based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25 ("APB-25"), "Accounting for Stock Issued to Employees". Under APB-25, when the exercise price of the Company's shares options equals or is higher than the market price of the underlying shares on the date of grant, no compensation expense is recognized. The pro-forma information with respect to the fair value of the options is provided in accordance with the provisions of Statement No. 123 (see Note 8d).

          g.        Research and development:

                    Research and development costs, net of grants received, are charged to expenses as incurred. Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", requires capitalization of certain software development costs, subsequent to the establishment of technological feasibility.

                    Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant.

          h.        Long-term deposits:

                    The Company classifies deposits with maturities of more than one year as long-term deposits.

          i.        Income taxes:

                    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". This statement prescribes the use of the liability method, whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

          j.        Concentration of credit risks:

                    SFAS No. 105, "Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk", requires disclosure of any significant off-balance-sheet and credit risk concentrations. The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

                    Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, restricted cash and trade receivables and long-term deposits. Cash and cash equivalents are deposited with major banks in Israel and the United States. Such deposits in the United States may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company's investments are financially sound, and, accordingly, minimal credit risk exists with respect to these investments.

          k.        Fair value of financial instruments:

                    SFAS No. 107, "Disclosure About Fair Value of Financial Instruments", requires disclosures about the fair value of financial instruments. The following disclosures of the estimated fair value of financial instruments have been determined by the Company using available market information and valuation methodologies described below. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein may not be indicative of the amounts that the company could realize in a current market exchange. The use of different market assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.

                    The carrying values of cash and cash equivalents, receivables, restricted cash and trade payables approximate fair values due to the short-term maturities of these instruments.

          l.        Revenue recognition:

                    The Company generates revenues from licensing the rights to use its software products directly to end-users and indirectly through sub-license fees from resellers.

                    Revenues from software license agreements are recognized, in accordance with Statement Of Position 97-2 as amended ("SOP 97-2"), "Software Revenue Recognition", upon delivery of the software when collection is probable, the license fee is fixed or determinable, vendor-specific evidence of fair value exists to allocate the total fee to undelivered elements of the arrangement and persuasive evidence of an arrangement exists.

                    Revenues from software licenses that require significant customization, integration and installation are recognized using contract accounting on a percentage of completion method, based on the relationship of actual costs incurred to total estimated costs.

                    Revenues from maintenance and services are recognized over the term of the maintenance agreement or at the time that services are rendered.

          m.        Royalty-bearing grants:

                    Royalty-bearing grants from the Government of Israel for funding certain approved research projects and for funding marketing activity are recognized at the time in which the Company is entitled to such grants, on the basis of the related costs incurred.

          n.        Accrued severance pay:

                    The liability of the Company's subsidiary in Israel for severance pay is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date. The Company's liability is fully provided by monthly deposits with severance pay funds, insurance policies and by an accrual.

                    The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of these policies is recorded as an asset in the Company's balance sheet. Severance pay expenses for the year ended December 31, 1999 and for the period ended December 31, 1998 were $ 14,487 and $ 908, respectively.

NOTE 3:-  RESTRICTED CASH

          Restricted cash deposits are maintained with banks as compensating balances for certain orders and leasing obligations of $ 358,508. The Company is restricted from withdrawing any portion of the compensating balances at any time, until repayment of its obligation.

NOTE 4:-  ACCOUNTS RECEIVABLE AND PREPAID EXPENSES
                                                         December 31,
                                                  ---------------------------
                                                      1999           1998
                                                  -------------  ------------

          Government authorities                    $  52,562      $  6,609
          Employees                                     1,879         3,085
          Prepaid expenses and other                        -         1,288
                                                  -------------  ------------

                                                    $  54,441      $ 10,982
                                                  =============  ============

NOTE 5:-  FIXED ASSETS

                                                          December 31,
                                                  ---------------------------
                                                      1999           1998
                                                  -------------  ------------
          Cost:
             Computers and peripheral equipment     $  49,362      $  1,856
             Office furniture and equipment            39,267           535
             Leasehold improvements                    54,522             -
             Motor vehicles                                 -        12,500
                                                  -------------  ------------

                                                      143,151        14,891
                                                  -------------  ------------
          Accumulated depreciation:
             Computers and peripheral equipment         2,888            55
             Office furniture and equipment             1,781             4
             Leasehold improvements                     2,525             -
             Motor vehicles                                 -           469
                                                  -------------  ------------

                                                        7,194           528
                                                  -------------  ------------

          Depreciated cost                          $ 135,957      $ 14,363
                                                  =============  ============

NOTE 6:-  OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                                          December 31,
                                                  ---------------------------
                                                      1999           1998
                                                  -------------  ------------

          Employees and payroll accruals            $ 120,442      $ 11,898
          Government authorities                       42,591             -
          Tax authorities                              21,671             -
          Accrued expenses and others                  33,352         6,199
                                                  -------------  ------------

                                                    $ 218,056      $ 18,097
                                                  =============  ============

NOTE 7:-  COMMITMENTS AND CONTINGENCIES

          a. The Company, its subsidiary and the Company under common control facilities are rented under operating leases for periods ending in March 2004.

                    Future minimum lease commitments under non-cancelable operating leases for the years ended December 31, are as follows:

                        Year
                    -------------

                     2000               $   353,953
                     2001                   367,162
                     2002                   407,792
                     2003                   410,152
                     2004                   344,105
                                      ---------------

                                        $ 1,883,164
                                      ===============

                    The rental expenses for the year ended December 31, 1999 and for the period since ended December 31, 1998, amounted to $50,844 and $5,750, respectively.

          b.        The Company has provided the following guarantees:

                    - in connection with its lease commitments in the amount of $235,000;

                    - in connection with its credit cards in the amount of $25,000;*)

                    - in connection with its suppliers in the amount of $45,783.

                    *) The Company has a line of credit of $20,000.

          c.        Royalty - bearing grants:

                    During 1998 the Company under common control received grants from the office of chief scientist, as a part of the restructure, the Company under common control repaid its obligation to the chief scientist.

                    That payment is included in the research and development expenses in the amount of approximately $33 thousand.


NOTE 8:-  SHARE CAPITAL

          a.        Tradeum Technologies Ltd. ("TTL") - a company under Common
                    Control.

          . Upon establishment, TTL issued 2,582,000 Ordinary shares of NIS 0.01 at par value.

                    In October 1998, TTL issued 413,120 Ordinary shares of NIS 0.01, for a total consideration of $ 160,000.

                    In March and July 1999, TTL issued 10,328 Ordinary shares of NIS 0.01 for total consideration of $4,000.

                    In August 1999, the Company's Board of Directors resolved to effect a split of its Ordinary shares in a 1:100 ratio and to distribute stock dividend in a 1:25.82 ratio. All share amounts have been retroactively adjusted for all periods presented.

                    In August 1999, the Company issued 4,002,389 Series A convertible Preferred shares, for a total consideration of $3,350,000.

                    During 1999, the Company issued 1,060,516 shares to officers and contractors of the Company. Based on the fair value of this stock, as of the date of the grant, compensation expenses of $891,000 have been recorded.

          b.        Tradeum Inc.:

                    Upon incorporation the Company issued to the shareholders of "TTL", Ordinary and preferred shares of $0.001 in proportion to their holdings in TTL.

          c.        Preferred shares:

                    The Preferred shares have preference over the Ordinary shares, in the event of liquidation, dissolution or winding up, including consolidation, merger or reorganization, or a sale of all, or substantially all of the Company's assets or share capital. The liquidation preference is equal to the full amount originally paid after deduction of dividends paid in respect thereof plus interest. Aggregate liquidation preference is $3,350,000 as of December 31, 1999. Upon the Company's Initial Public Offering, all of the Company's 4,002,389 Preferred shares outstanding as of December 31, 1999, will be converted into 4,002,389 Ordinary shares.

          d.        Share option plan:

                    The Company has authorized through its 1999 Incentive Share Option Plan the grant of options to officers, management and other key employees of up to 4,800,000 shares of the Company's Ordinary shares. The options granted have 4-year vesting terms, become fully exercisable after four consecutive years of employment and expire 7 years subsequent to the date of grant.

                    A summary of the Company's share option activity and related information, is as follows:

                                             Year ended December 31,    Period ended December 31,
                                                     1999                         1998
                                          ----------------------------  --------------------------
                                                            Weighted                    Weighted
                                                            average                     average
                                            Number of       exercise      Number of     exercise
                                             options         price         options       price
                                          --------------  ------------  ------------- ------------
                                               In                           In
                                            thousands         $          thousands         $
                                          --------------  ------------  ------------- ------------
                  Outstanding at the
                    beginning of year              -             -              -           -
                    Granted                    1,761         0.084              -           -
                                          --------------

                  Outstanding at the
                    end of year                1,761         0.084              -           -
                                          ==============

                  Exercisable options             84         0.084              -           -
                                          ==============

                  The weighted average fair value on date of grant of options granted for the year ended December 31, 1999, was $ 1.87.

                  All options were granted for less than the market price on the date of the grant.

                  Compensation cost recognized by the Company in respect of its share based employee compensation awards, was in the amount of $ 4,137,444 for the year ended December 31, 1999.

                  Pro-forma information regarding net income and earnings per share is required by FAS-123, and has been determined as if the Company had accounted for its employee share options under the fair value method prescribed by that Statement. The fair value for these options was estimated at the date of grant, using a Black-Scholes option pricing model, with the following weighted-average assumptions for 1999, respectively: risk-free interest rate of 6%; dividend yields of 0%; volatility factors of the expected market price of the Company's common shares of
                  0.5 and a weighted-average expected life of the option of 7 years.

                  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected share price volatility. Because the Company's employee share options have characteristics significantly different from those of traded options, and since changes in the subjective input assumptions can materially affect the fair value estimate, in management's option, the existing models do not necessarily provide a reliable single measure of the fair value of its employee share options.

                    For purposes of pro-forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period.

                    The Company's pro-forma information is as follows:

                                                       1999          1998
                                                   -------------  ----------

                   Net loss as reported              4,001,499      61,236
                                                   =============  ==========

                     Pro-forma net loss              4,775,683      61,236
                                                   =============  ==========

NOTE 9:-  INCOME TAXES

          a.        Taxation of the U.S. parent Company (Tradeum Inc.)

                    As of December 31, 1999, Tradeum Inc. has operating loss carryforwards for U.S. federal income tax purposes of approximately $ 1 million, which are available to offset future taxable income, if any, expiring in 2019.

                    The parent company in the U.S. provided valuation allowances in respect of deferred tax assets resulting from tax loss carryforwards and other temporary differences. Management currently believes that it is more likely than not that the deferred tax regarding the loss carryforwards and other temporary differences will not be realized.

          b.        Israeli subsidiary and the Company under common control:

                    1. Measurement of results for tax purposes under the Income Tax (Inflationary Adjustments) Law, 1985 ("the inflationary adjustments law"):

                              Under this law, results for tax purposes are measured in real terms, with certain adjustments for changes in the Israeli consumer price index
                              (CPI), the financial statements are presented in dollars. The difference between the change in the Israeli CPI and in the Israeli currency/dollar exchange rate, both on annual and cumulative bases, causes a difference between loss for tax purposes and the loss reflected in the financial statements.

                    2.        Tax rates applicable:

                              Income from all sources is taxed at the regular rate of 36%.

                    3.        Tax loss carryforwards:

                              As of December 31, 1999, the subsidiary and the Company under common control has no operating loss carryforwards for Israeli tax purposes.

          c.        Deferred income taxes:

                                                               December 31,
                                                      ------------------------------
                                                           1999             1998
                                                      ---------------   ------------
                                                               U.S. dollars
                                                      ------------------------------
                   Domestic income taxes:
                      Deferred tax asset                $  320,000        $      -
                      Less - valuation allowance          (320,000)              -
                                                      ---------------   ------------

                                                        $        -        $      -
                                                      ===============   ============
                   Foreign income taxes:
                      Deferred tax asset                $   11,610          *)   -
                      Less - valuation allowance           (11,610)         *)   -
                                                      ---------------   ------------

                                                        $        -        $      -
                                                      ===============   ============
                   *) Less than $1 thousand.

NOTE 10:- SUBSEQUENT EVENTS (UNAUDITED)

          Option plan
          -----------

          Subsequent to the balance sheet date, the Company's Board of Directors resolved to issue 3,011,779 options to officers, management and other key employees. Deferred compensation expenses in regard to these options are in the amount of approximately $ 7.2 million.

          Bridge loan
          -----------

          In February 2000, the Company received a $ 5,000,000 bridge loan for six months that could be converted into Preferred shares of the Company in one of the following events (1) in case that during the next six months an investment agreement will be signed, the loan will be converted to shares of the same Company value that was agreed in the investment agreement. (2) in case that during the period no investment agreement will be signed, the loan will be converted to shares according to a Company value of $ 75 million.

          Merger agreement
          ----------------

          In March 2000, the Company signed a merger agreement, with VerticalNet Inc. In the course of that agreement VerticalNet Inc. will issue 2 million ordinary shares to the shareholders of the Company in return of 100% of the Company shares.

                                VERTICALNET, INC.
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                              BASIS OF PRESENTATION


The accompanying unaudited pro forma condensed consolidated balance sheet of VerticalNet, Inc. (the "Company") as of December 31, 1999, and the related unaudited pro forma consolidated statement of operations for the year ended December 31, 1999, give effect to the purchase of all the capital stock of Tradeum Inc., as described in Note 2 of the Notes to Pro Forma Condensed Consolidated Financial Statements, as if the transaction had occurred as of December 31, 1999, in the case of the unaudited pro forma condensed consolidated balance sheet, and as of January 1, 1999, in the case of the unaudited pro forma consolidated statement of operations.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 1999, also gives effect to the acquisitions of R.W. Electronics Inc. ("R W Electronics"), NECX Exchange Trust, Isadra, Inc. ("Isadra"), CertiSource, Inc. ("CertiSource"), LabX Technologies Inc. ("LabX") and Techspex, Inc. ("Techspex"), completed on March 31, 2000, December 16, 1999, August 25, 1999, August 10, 1999, July 29, 1999 and June 14, 1999, respectively, as described in Notes 3, 4, 5, 6, 7 and 8 of the Notes to Pro Forma Condensed Consolidated Financial Statements, respectively, as if the transactions had occurred as of January 1, 1999.

The unaudited pro forma condensed consolidated financial statements have been prepared by the management of the Company and should be read in conjunction with the Company's historical consolidated financial statements, which have been previously filed in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, the historical financial statements of Tradeum, which are included elsewhere in this Form 8-K/A, the historical financial statements of R W Electronics, NECX Exchange Trust, Isadra, CertiSource, LabX and Techspex, filed on Forms 8-K dated March 31, 2000, December 16, 1999, August 25, 1999, August 10, 1999, July 29, 1999 and June 14, 1999, respectively. Since the unaudited pro forma financial statements which follow are based upon the financial condition and operating results of Tradeum, R W Electronics, NECX Exchange Trust, Isadra, CertiSource, LabX and Techspex during periods when they were not under the control or management of VerticalNet, the information presented may not be indicative of the results which would have actually been obtained had the acquisitions been completed on January 1, 1999 nor are they indicative of future financial or operating results.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 1999 also gives effect to two additional recent significant events, including a $100 million equity investment made in the Company and the conversion of a portion of the Company's 5 1/4% convertible subordinated debentures. On April 7, 2000 Microsoft completed a $100 million equity investment in VerticalNet through the purchase of shares of the Company's Series A 6% convertible redeemable preferred stock, which is convertible into 1,151,080 shares of the Company's common stock. In addition, Microsoft received warrants entitling Microsoft to purchase 1,500,000 shares of the Company's common stock at an exercise price of $69.50 per share. As of April 25, 2000, approximately $93 million of the Company's 5 1/4% convertible subordinated debentures was converted into 4,664,750 shares of common stock.

                                VERTICALNET, INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                December 31, 1999

                                                                                  Historical (Note 1)
                                                                    ----------------------------------------
                                                                                                                  Pro Forma
                                                                    VerticalNet    R W Electronics   Tradeum     Adjustments
                                                                    -----------    ---------------   -------     -----------
                                                                                               Dollars in Thousands
Assets
------
Current assets:
  Cash and cash equivalents                                         $    14,254        $      64    $   1,100   $     (5,500) (a)
                                                                                                                     (10,500) (f)
                                                                                                                     (21,648) (h)
                                                                                                                      22,294  (c)
                                                                                                                         (64) (i)
  Short-term investments                                                 44,131                -                     (22,294) (c)
  Accounts receivable, net of allowance for doubtful accounts            45,776           24,425            -              -
  Inventory, net of reserve                                               5,510            5,493            -              -
  Prepaid expenses and other assets                                       5,964            2,496           54              -
                                                                    -----------        ---------    ---------   ------------
            Total current assets                                        115,635           32,478        1,154        (37,712)

Restricted Cash                                                           4,789                -          359              -
Property and equipment, net                                              13,148              243          136              -
Goodwill and other intangibles, net of accumulated amortization         177,924                -            -        441,893  (b)

                                                                                                                      75,121  (g)
Long-term investments                                                    16,885                -            -              -
Deferred charges and other assets                                        12,523            2,434           46              -
                                                                    -----------        ---------    ---------   ------------
              Total assets                                          $   340,904        $  35,155    $   1,695   $    479,302
                                                                    ===========        =========    =========   ============

Liabilities and Shareholders' Equity
------------------------------------
Current liabilities:
  Current portion of long-term debt                                 $     1,372        $       8    $       -   $          -
  Lines of credit                                                             -           21,648            -        (21,648) (h)
  Notes payable to shareholders                                               -            1,750            -         (1,750) (i)
  Accounts payable                                                       14,515            3,667          194              -
  Accrued expenses                                                       20,102            1,854          218           (431) (i)
  Dividend distributions payable                                              -            1,347            -         (1,347) (i)
  Deferred revenues                                                       9,768                -            -              -
                                                                    -----------        ---------    ---------   ------------
            Total current liabilities                                    45,757           30,274          412        (25,176)

Long-term debt, net of current portion                                    1,750                -            -              -
Convertible Notes
                                                                        115,000                -            -              -
Accrued severence pay
                                                                              -                -           44              -

Shareholders' equity                                                    178,397            4,881        1,239        447,632  (a)
                                                                                                                     (10,000) (b)
                                                                                                                      (1,239) (d)
                                                                                                                      72,966  (f)
                                                                                                                      (4,881) (j)
                                                                    -----------        ---------    ---------   ------------
              Total liabilities and shareholders' equity            $   340,904        $  35,155    $   1,695   $    479,302
                                                                    ===========        =========    =========   ============
                                                                                     Convertible      Convertible
                                                                                   Preferred Stock       Debt
                                                                     Pro Forma       Adjustment       Adjustment       Pro Forma
                                                                     ---------       ----------       ----------       ---------
                                                                                         Dollars in Thousands
Assets
------
Current assets:
  Cash and cash equivalents                                         $        -      $   100,000 (w)  $  (11,207) (y)    $ 88,793




  Short-term investments                                                21,837                -               -           21,837
  Accounts receivable, net of allowance for doubtful accounts           70,201                -               -           70,201
  Inventory, net of reserve                                             11,003                -               -           11,003
  Prepaid expenses and other assets                                      8,514                -               -            8,514
                                                                    ----------      -----------      -----------        --------
            Total current assets                                       111,555          100,000         (11,207)         200,348

Restricted Cash                                                          5,148                -               -            5,148
Property and equipment, net                                             13,527                -               -           13,527
Goodwill and other intangibles, net of accumulated amortization        694,938                -               -          694,938


Long-term investments                                                   16,885                -               -           16,885
Deferred charges and other assets                                       15,003            7,603 (w)      (3,040) (z)      19,566
                                                                    ----------      -----------      ----------        ---------
              Total assets                                          $  857,056      $   107,603      $  (14,247)       $ 950,412
                                                                    ==========      ===========      ==========        =========

Liabilities and Shareholders' Equity
------------------------------------
Current liabilities:
  Current portion of long-term debt                                 $    1,380      $         -        $      -          $ 1,380
  Lines of credit                                                            -                -               -                -
  Notes payable to shareholders                                              -                -               -                -
  Accounts payable                                                      18,376                -               -           18,376
  Accrued expenses                                                      21,743                -               -           21,743
  Dividend distributions payable                                             -                -               -                -
  Deferred revenues                                                      9,768                -               -            9,768
                                                                    ----------      -----------       ---------        ---------
            Total current liabilities                                   51,267                -               -           51,267

Long-term debt, net of current portion                                   1,750                -               -            1,750
Convertible Notes
                                                                       115,000                -         (93,295) (x)      21,705
Accrued severence pay
                                                                            44                -               -               44

Shareholders' equity                                                   688,995          107,603 (w)      93,295  (x)     875,646
                                                                                                        (11,207) (y)
                                                                                                         (3,040) (z)


                                                                    ----------      -----------      ----------        ---------
              Total liabilities and shareholders' equity            $  857,056      $   107,603      $  (14,247)       $ 950,412
                                                                    ==========      ===========      ==========        =========

        The accompanying notes are an integral part of these statements.

                                VERTICALNET, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1999


                                                                            Historical (Note 1)
                                                     -----------------------------------------------------------------
                                                     VerticalNet  Techspex    LabX   CertiSource   Isadra      NECX
                                                     -----------  --------    ----   -----------   ------      ----
                                                                             Dollars in Thousands
Revenues
Exchange transaction sales                           $    16,501  $      -  $     -  $        -   $      -   $ 350,107
Cost of exchange transaction sales                        14,171         -        -           -          -     314,257
                                                     -----------   -------   ------   ---------    -------    --------
   Net exchange revenues                                   2,330         -        -           -          -      35,850

Advertising, e-commerce and other revenues                18,428       151      155         765          -           -
                                                     -----------   -------   ------   ---------    -------    --------
   Combined revenues                                      20,758       151      155         765          -      35,850

Other Costs and Expenses:

   Editorial and operational                               8,611        33       40         215          -           -
   Product development                                     7,396        10       30          97      1,573           -
   Sales and marketing                                    26,269        96       19         295        257      17,970
   General and administrative                             11,887        54       30         613      3,728      14,755
   In-process research and development charge             13,600         -        -           -          -           -
   Amortization of goodwill and other intangibles          7,819         -        -           -          -           -





                                                     -----------   -------   ------   ---------    -------    --------
        Operating income (loss)                          (54,824)      (42)      36        (455)    (5,558)      3,125
                                                     -----------   -------   ------   ---------    -------    --------
Other income (loss)                                            -         -        -         327          -           -
Interest, net                                              1,344       (13)       -           -        (63)     (2,709)
                                                     -----------   -------   ------   ---------    -------    --------
Income taxes                                                  -          -        8           -          -         104
                                                     -----------   -------   ------   ---------    -------    --------
Net income (loss)                                    $   (53,480)  $   (55)  $   28   $    (128)   $(5,621)   $    312
                                                     ===========   =======   ======   =========    =======    ========

Basic and diluted net loss per share                 $     (0.86)
                                                     ===========
Weighted average shares outstanding
    used in basic and diluted  per-share
    calculation (Note 11)                                 62,391
                                                     ===========

                                                   Historical (Note 1)
                                                   ----------------------------       Pro Forma
                                                     R W Electronics    Tradeum      Adjustments        Total
                                                     ---------------    -------      -----------        -----
                                                                             Dollars in Thousands
Revenues
Exchange transaction sales                           $       172,519   $        -   $        -      $  539,127
Cost of exchange transaction sales                           152,813            -            -         481,241
                                                     ---------------   ----------   ----------      ----------
   Net exchange revenues                                      19,706            -            -          57,886

Advertising, e-commerce and other revenues                          -           50            -          19,549
                                                     ---------------   ----------   ----------      ----------
   Combined revenues                                          19,706           50            -          77,435

Other Costs and Expenses:

   Editorial and operational                                       -            -            -           8,899
   Product development                                             -        1,358            -          10,464
   Sales and marketing                                         5,556        1,678            -          52,140
   General and administrative                                  7,595          899            -          39,561
   In-process research and development charge                      -            -            -          13,600
   Amortization of goodwill and other intangibles                  -            -      147,298  (e)    202,297
                                                                                        15,049  (k)
                                                                                        23,111  (n)
                                                                                         6,883  (p)
                                                                                           707  (r)
                                                                                           925  (s)
                                                                                           505  (u)
                                                     ---------------   ----------   ----------      ----------
        Operating income (loss)                                6,555       (3,885)    (194,478)       (247,193)
                                                     ---------------   ----------   ----------      ----------
Other income (loss)                                                -           (1)            -            326

                                                                                            37  (l)
                                                                                            63  (q)
Interest, net                                                 (1,090)         (93)          13  (v)     (2,511)
                                                     ---------------   ----------   ----------      ----------

                                                                                          (276) (m)

                                                                                          (104) (o)
Income taxes                                                     276           22           (8) (t)         22
                                                     ---------------   ----------   ----------      ----------
Net income (loss)                                    $         5,189   $   (4,001)  $ (193,977)     $ (251,733)
                                                     ===============   ==========   ==========      ==========

Basic and diluted net loss per share                                                                $    (3.64)
                                                                                                    ==========
Weighted average shares outstanding
    used in basic and diluted  per-share
    calculation (Note 11)                                                                               69,162
                                                                                                    ==========

       The accompanying notes are an integral part of these statements.

                                VERTICALNET, INC.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)


Note 1: HISTORICAL FINANCIAL STATEMENTS:

The historical balances of VerticalNet, Inc. ("VerticalNet" or the "Company") reflect the consolidated balance sheet as of December 31, 1999, and the consolidated results of operations for the year ended December 31, 1999, as reported in the consolidated financial statements which have been previously filed in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. The historical balances of R. W. Electronics Inc. ("RW Electronics"), NECX Exchange Trust, Isadra, Inc. ("Isadra"), CertiSource, Inc. ("CertiSource"), LabX Technologies Inc. ("LabX") and Techspex, Inc. ("Techspex") for the year ended December 31, 1999 represent the results of their operations prior to their acquisition by the Company for the year ended December 31, 1999, which were derived from the historical financial statements filed in the Form 8-Ks dated March 31, 2000, December 16, 1999, August 25, 1999, August 10, 1999, July 29,
1999 and June 14, 1999, respectively. The period results for the period subsequent to the acquisition dates for RW Electronics, NECX Exchange Trust, Isadra, CertiSource, LabX and Techspex are included in the Company's results. The historical balances of Tradeum Inc. ("Tradeum") as of December 31, 1999 and for the year ended December 31, 1999 were derived from the historical financial statements included elsewhere in this Form 8-K/A.


Note 2: ACQUISITION OF TRADEUM INC.:

On March 23, 2000, VerticalNet purchased all of the capital stock of Tradeum pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 8, 2000, as amended, by and among VerticalNet, Tradeum and VERT Acquisition Corp. The total consideration issued was approximately $453.1 million, including transaction costs. The acquisition was accounted for under the purchase method of accounting. Under this method, the purchase price is allocated to the assets acquired and liabilities assumed based on the fair values at the acquisition date. Such allocation is based on estimates that may be revised at a later date. Therefore, actual amounts may differ from those in the unaudited pro forma condensed consolidated financial statements. The excess of the purchase price over the fair value of the assets acquired was approximately $451.9 million, which has been allocated to in-process research and development, developed technology, assembled workforce and goodwill in the amounts of approximately $10.0 million, $7.0 million, $1.0 million and $433.9 million, respectively. The $10.0 million has been charged to expense as a non-recurring charge upon consummation of the acquisition since the in-process research and development has not yet reached feasibility and has no alternative future uses. The developed technology, assembled workforce and goodwill will be amortized on a straight-line basis over 36 months.

The following pro forma adjustments for the Tradeum acquisition are reflected in the unaudited pro forma condensed consolidated balance sheet as of December 31, 1999, and the unaudited pro forma consolidated statement of operations for the year ended December 31, 1999:


Unaudited Pro Forma Adjustments to Condensed Consolidated Balance Sheet
-----------------------------------------------------------------------

(a) Reflects the consideration issued by the Company to consummate the acquisition:

                                                        (in thousands)
                     Transaction costs                      $  5,500
                     Common stock                            325,041
                     Options                                 122,591
                                                             -------
                                                            $453,132
                                                            ========

(b)  Reflects the recording of the purchase transaction.

                                                        (in thousands)
          Total purchase price                              $453,132
          Fair value of net assets acquired                    1,239
                                                            --------
          Excess purchase price to be to allocated          $451,893
                                                            ========


     The excess purchase price was allocated as follows (based on an independent appraisal):

                                                                       (in thousands)
          In-process research and development                             $  10,000
          Developed technology (estimated useful life of 36 months)           7,000
          Assembled workforce (estimated useful life of 36 months)            1,000
          Goodwill (estimated useful life of 36 months)                     433,893
                                                                          ---------
                                                                          $ 451,893
                                                                          =========

The amount allocated to in-process research and development represents valuation of projects that had not yet reached technological feasibility and for which the technology had no alternative future use. The $10.0 million has been reflected as a reduction to shareholders' equity and has not been included in the pro forma consolidated statement of operations due to its non-recurring nature.

(c) Reflects the Company's reclass of a portion of the Company's short term investments to cash.

(d)  Reflects the elimination of the equity accounts of Tradeum.


Unaudited Pro Forma Adjustments to Consolidated Statement of Operations
-----------------------------------------------------------------------


(e) Represents additional amortization expense for the year ended December 31,1999, relating to the developed technology and assembled workforce acquired in the transaction and goodwill based upon estimated useful lives of 36 months.


Note 3: ACQUISITION OF R. W. ELECTRONICS, INC.:

On March 31, 2000, VerticalNet acquired substantially all of the assets plus assumed certain liabilities of RW Electronics for approximately $83.5 million, including transaction costs. The acquisition was accounted for under the purchase method of accounting. Under this method, the purchase price was allocated to the assets acquired and liabilities assumed based on the fair values at the acquisition date. Such allocation was based on estimates that may be revised at a later date. Therefore, actual amounts may differ from those in the unaudited pro forma condensed consolidated financial statements. The excess of the purchase price over the fair value of the assets acquired was approximately $75.1 million, which was allocated to assembled workforce, strategic relationships and goodwill in the amounts of approximately $0.5 million, $15.0 million and $59.6 million, respectively. The assembled work force will be amortized on a straight-line basis over 48 months, while the strategic relationships and goodwill will be amortized on a straight-line basis over 60 months.

The following pro forma adjustments for the RW Electronics acquisition are reflected in the unaudited pro forma condensed consolidated balance sheet as of December 31, 1999, and the unaudited pro forma consolidated statement of operations for the year ended December 31, 1999:


Unaudited Pro Forma Adjustments to Condensed Consolidated Balance Sheet
-----------------------------------------------------------------------


(f) Reflects the consideration issued by the Company to consummate the acquisition:

                                                       (in thousands)
                       Cash                                 $10,000
                       Transaction costs                        500
                       Common stock                          72,966
                                                             ------
                                                            $83,466
                                                            =======


(g)  Reflects the recording of the purchase transaction.

                                                                 (in thousands)
                       Total purchase price                          $ 83,466
                       Fair value of net assets acquired                8,345
                                                                     --------
                       Excess purchase price to be allocated         $ 75,121
                                                                     ========



     The excess purchase price was allocated as follows:

                                                                 (in thousands)
     Assembled work force (estimated useful life of 48 months)        $   500
     Strategic relationships (estimated useful life of 60 months)      15,000
     Goodwill (estimated useful life of 60 months)                     59,621
                                                                      -------
                                                                      $75,121
                                                                      =======


(h) Reflects the Company's payment of RW Electronics' line of credit which occurred on the closing date.

(i) Reflects elimination of the excluded cash balance and certain excluded liabilities including the notes payable to shareholders, distributions payable, state tax accrual, benefit plan accruals and other miscellaneous accruals as detailed in the purchase agreement.

(j)  Reflects the elimination of the equity accounts of RW Electronics.


Unaudited Pro Forma Adjustments to Consolidated Statement of Operations
-----------------------------------------------------------------------


(k) Represents additional amortization expense for the year ended December 31,1999, relating to the assembled workforce acquired in the transaction based upon estimated useful life of 48 months and the strategic relationships acquired and goodwill based upon the estimated useful lives of 60 months.

(l) Represents the elimination of interest expense incurred on notes' payable to shareholders.

(m)  Represents the elimination of tax expense of RW Electronics.


Note 4: ACQUISITION OF NECX EXCHANGE TRUST:

On December 16, 1999, we acquired substantially all of the assets plus assumed certain liabilities of NECX Exchange Trust for approximately $116.6 million, including transaction costs. The acquisition was accounted for under the purchase method of accounting. Under this method, the purchase price was allocated to the assets acquired and liabilities assumed based on the fair values at the acquisition date. Such allocation was based on estimates that may be revised at a later date. Therefore, actual amounts may differ from those in the unaudited pro forma condensed consolidated financial statements. The excess of the purchase price over the fair value of the assets acquired was approximately $120.0 million, which was allocated to assembled workforce, strategic relationships and goodwill in the amounts of approximately $2.5 million, $13.0 million and $104.5 million, respectively. The assembled work force is being amortized on a straight line basis over 48 months, while the strategic relationships and goodwill are being amortized on a straight line basis over 60 months.

The following pro forma adjustments for the NECX Exchange Trust acquisition are reflected in the unaudited pro forma consolidated statement of operations for the year ended December 31, 1999:

(n) Represents additional amortization expense for the year ended December 31,1999, relating to the assembled workforce acquired in the transaction based upon estimated useful life of 48 months and the strategic relationships acquired and goodwill based upon the estimated useful lives of 60 months for the period from January 1, 1999 through December 16, 1999.

(o)  Represents the elimination of tax expense of NECX Exchange Trust.


Note 5: ACQUISITION OF ISADRA, INC:

On August 25, 1999, we acquired all of the capital stock of Isadra for approximately $42.3 million, including transaction costs. The consideration for the acquisition was $3.0 million in cash, including transaction costs, 2,000,000 shares of our common stock having a fair market value of $37.8 million and options to purchase 81,526 shares of our common stock valued at $1.5 million. The acquisition was accounted for under the purchase method of accounting. The purchase price plus the net liabilities assumed was approximately $43.9 million, which was allocated to in-process research and development, existing technology, assembled workforce and goodwill in the amounts of approximately $13.6 million, $2.1 million, $500,000 and $27.7 million, respectively. The $13.6 million of in-process research and development was charged to expense as a non-recurring charge upon consummation of the acquisition since the in-process research and development has not yet reached feasibility and has no alternative future uses. The existing technology and assembled work force will be amortized on a straight-line basis over 24 months, while goodwill will be amortized on a straight-line basis over 36 months.

The following pro forma adjustments for the Isadra acquisition are reflected in the unaudited pro forma consolidated statement of operations for the year ended December 31, 1999:

(p) Represents additional amortization expense relating to the existing technology, the assembled work force acquired and goodwill for the period from January 1, 1999 through August 25, 1999.

(q) Represents the elimination of interest expense incurred on Isadra's line of credit from VerticalNet.


NOTE 6: ACQUISITION OF CERTISOURCE, INC:

On August 10, 1999, we acquired all of the capital stock of CertiSource for approximately $3.3 million, including transaction costs. The consideration for the acquisition was $601,000 in cash, including transaction costs, and 167,424 shares of our common stock having a fair market value of approximately $2.7 million. The acquisition was accounted for under the purchase method of accounting. The purchase price plus the net liabilities assumed was approximately $3.4 million which was allocated to a covenant not-to-compete and goodwill of approximately $500,000 and $2.9 million, respectively. The covenant not-to-compete and goodwill will be amortized on a straight-line basis over 36 months.

The following pro forma adjustment for the CertiSource acquisition is reflected in the unaudited pro forma consolidated statement of operations for the year ended December 31, 1999:

(r) Represents additional amortization expense relating to the covenant not-to-compete and goodwill for the period from January 1, 1999 through August 10, 1999.


NOTE 7: ACQUISITION OF LABX  TECHNOLOGIES, INC:

On July 29, 1999, we acquired all of the capital stock of LabX for approximately $4.7 million, including transaction costs. The consideration for the acquisition was $1.9 million in cash, including transaction costs, and 139,588 shares of our common stock with a fair market value of approximately $2.8 million. The acquisition was accounted for under the purchase method of accounting. The purchase price less the net assets acquired was approximately $4.6 million, which was allocated to a covenant not-to-compete, existing technology and goodwill of approximately $350,000, $500,000 and $3.75 million, respectively. The covenant not-to-compete will be amortized on a straight-line basis over 24 months, while the existing technology and goodwill will be amortized on a straight-line basis over 36 months.

The following pro forma adjustments for the LabX acquisition are reflected in the unaudited pro forma consolidated statement of operations for the year ended December 31, 1999:

(s) Represents additional amortization expense relating to goodwill, the covenant not-to-compete and existing technology for the period from January 1, 1999 through July 29, 1999.

(t)  Represents the elimination of tax expense of LabX.


NOTE 8: ACQUISITION OF TECHSPEX, INC:

On June 14, 1999, we acquired all of the capital stock of Techspex for approximately $3.3 million, including transaction costs. The consideration for the acquisition was $311,000 in cash (including transaction costs of approximately $100,000) and 179,988 shares of our common stock with a fair market value of approximately $3.0 million. The acquisition has been accounted for under the purchase method of accounting. The purchase price plus the net liabilities assumed was approximately $3.3 million, which was recorded as goodwill and will be amortized on a straight-line basis over 36 months.

The following pro forma adjustments for the Techspex acquisition are reflected in the unaudited pro forma consolidated statement of operations for the year ended December 31, 1999:

(u) Represents additional amortization expense relating to goodwill for the period from January 1, 1999 through June 14, 1999.

(v) Represents the elimination of interest expense associated with the notes payable of Techspex.


NOTE 9:  ISSUANCE OF CONVERTIBLE PREFERRED STOCK

On April 7, 2000 Microsoft made a $100 million equity investment in VerticalNet through the purchase of shares of the Company's Series A 6% convertible redeemable preferred stock, which are convertible into 1,151,080 shares of the Company's common stock. Microsoft is entitled to registration rights and received the right to nominate one member of VerticalNet's board of directors. In addition, Microsoft received warrants to purchase 1,500,000 shares of the Company's common stock at an exercise price of $69.50 per share. The unaudited pro forma condensed consolidated balance sheet includes the following adjustment which gives effect to this transaction as if it had occurred on December 31, 1999.

(w) Represents the fair value of the convertible preferred stock and the warrants, based on an independent valuation report, and the deferred cost recorded for the difference between fair value and cash received.

                                                               (in thousands)
                Fair value of convertible preferred stock          $ 89,496
                Fair value of warrants                               18,107
                                                                   --------
                  Total fair value                                  107,603
                Less:  cash received                                100,000
                                                                    -------
                  Deferred cost                                    $  7,603
                                                                   ========

In connection with the Microsoft investment, the Company and Microsoft also entered into a commercial arrangement pursuant to which the Company will be entitled to certain minimum revenues in the next several years. The $7.6 million of deferred costs resulting from the transaction will be amortized to expense on a straight-line basis over the period of the agreement. The unaudited pro forma consolidated statement of operations does not include any adjustment to reflect any amortization of these deferred costs since none of the anticipated revenues from the Microsoft transaction have been included in the pro forma results. In addition, no adjustments have been made to the pro forma results to give effect to any investment income that might have been earned in 1999 had the Company received the proceeds of the Microsoft investment on January 1, 1999.

NOTE 10: CONVERSION OF CONVERTIBLE DEBT

The Company issued $115 million of 5 1/4% convertible subordinated debt in September 1999 including an over-allotment provision exercised in October 1999. As of April 25, 2000 approximately $93 million of the Company's 5 1/4% convertible subordinated debt was converted into 4,664,750 shares of common stock. The unaudited pro forma condensed consolidated balance sheet includes the following adjustments to give effect to this transaction as if it had occurred on December 31, 1999.

(x) Represents the conversion of $93.295 million of the Company's subordinated convertible debt into 4,664,750 shares of common stock.

(y) Represents the conversion inducement payment made to debt holders. This charge has been excluded from the pro forma consolidated statement of operations since it results from the conversion transaction and is non-recurring in nature.

(z) Represents the write-off of the deferred debt offering costs attributable to the portion of debt converted to equity.

Although not reflected in the unaudited pro forma consolidated statement of operations, the $1.8 million in interest expense recorded by the Company in 1999 would not have been incurred had the converted debt not been outstanding in 1999.


NOTE 11: PRO FORMA BASIC AND DILUTED NET LOSS PER SHARE

The weighted average shares outstanding used in the pro forma basic and diluted net loss per share calculation for the year ended December 31, 1999 is 2,573,837 and 720,652 shares of our common stock issued in the acquisitions of Tradeum and RW Electronics, respectively, the incremental shares of 1,920,684, 1,293,151, 101,830, 79,928 and 80,871 for the acquisitions of NECX Exchange Trust, Isadra, CertiSource, LabX and Techspex respectively. No effect has been given to additional common shares which were issued upon conversion of the convertible debt described in Note 10 or the potentially issuable shares which could arise from conversion of the Microsoft preferred stock described in Note 9, since the impact of assuming conversion of these instruments would be antidilutive.


NOTE 12: STOCK SPLIT

On March 31, 2000, we effected a two-for-one split of our common stock. All share and per share data have been restated to reflect the stock split.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  May 2, 2000                             VERTICALNET, INC.

                                                By:  /s/  Gene S. Godick
                                                     --------------------
                                                Name:  Gene S. Godick
                                                Title:  Senior Vice President &
                                                Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit No.   Description of Exhibit
-----------   ----------------------

23.1          Consent of Kost Forer & Gabbay, a member of Ernst & Young
              International